UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Infinity Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Information

On February 22, 2023, Infinity Pharmaceuticals, Inc., a Delaware corporation (“Infinity”), MEI Pharma, Inc., a Delaware corporation (“MEI”), and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity continuing as a wholly owned subsidiary of MEI and the surviving corporation of the merger (the “Merger”).

Beginning on June 20, 2023, Infinity intends to send email communications to certain stockholders in connection with the Merger.  A copy of the email communication is set forth below pursuant to Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

E-mail communication

Dear former Infinity Citizen Owners,

As you may know, Infinity has signed a merger agreement with MEI Pharma. I am writing to ask you to vote your Infinity shares in favor of the proposed merger. It is very important that you vote, regardless of how many shares you own, as any shares not voted have the same effect as voting against the proposed merger.

We believe the merger represents the best opportunity for us to advance the development of eganelisib which would be the lead program in the combined company.  Many of you were involved in the discovery and development of eganelisib which has shown promise in several clinical studies to date.  We encourage you to listen to a webcast on Infinity’s website where Dr. Ezra Cohen discusses the potential of eganelisib for head and neck cancer patients in urgent need of better treatments and a planned randomized, controlled Phase 2 trial that would be pursued by the merged companies.

If the merger is completed, the new company, expected to be called Kimbrx, is projected to have approximately $100 million in cash, cash equivalents, and short-term investments at the closing of the merger to fund the company’s clinical programs.

If you have questions on how to cast your vote, please reach out to us or contact our solicitation firm, Morrow Sodali, at 1-800-662-5200 or INFI@info.morrowsodali.com. Your vote in favor of the proposed merger is critical to enabling the ongoing development of potentially important medicines for cancer patients, including eganelisib.  Thank you.

Best regards,
Adelene

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon current plans, estimates and expectations of the management of Infinity and MEI that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding: the expected timing of the closing of the Merger; the ability of the parties to complete the Merger; the expected benefits of the Merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the potential, safety, efficacy, and regulatory and clinical progress of the combined company’s product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing, are forward-looking statements.  Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including the risks and other factors discussed in Infinity’s and MEI’s filings with the SEC, including under the heading “Risk Factors” in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by MEI with the Securities and Exchange Commission (“SEC”) (the “Registration Statement”), and in Infinity’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Neither Infinity nor MEI assumes any obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Important Information about the Merger and Where to Find It

In connection with the Merger, MEI filed the Registration Statement with the SEC, which the SEC has declared effective.  Each of Infinity and MEI have mailed the joint proxy statement/prospectus contained in the Registration Statement to their respective stockholders.  Investors and stockholders are urged to carefully read the Registration Statement and the joint proxy statement/prospectus, as they may be amended, and any other documents filed by each of Infinity or MEI with the SEC in connection with the Merger or incorporated by reference therein, in their entirety before making any voting or investment decision with respect to the Merger, because they contain important information about the Merger and the parties to the Merger.  Stockholders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Infinity and MEI from the SEC’s website at www.sec.gov. Infinity and MEI make available free of charge at www.infi.com and www.meipharma.com, respectively (in the “Investors/Media” and “Investors” sections, respectively), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

Infinity, MEI, and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Infinity and MEI in connection with the Merger. Information regarding such persons and certain interests they have in the Merger is set forth in the joint proxy statement/prospectus, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

This filing contains hyperlinks to information that is not deemed to be incorporated by reference.